As filed with the U.S. Securities and Exchange Commission on January 17, 2024.

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CCSC Technology International Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	5500	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1301-03, 13/f Shatin Galleria, 18-24 Shan Mei St

Fotan, Shatin, Hong Kong

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

212-947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq. Lisa Forcht, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 212-530-2206	Victor J. DiGioia Esq. Steven L. Glauberman Esq. Becker & Poliakoff, LLP 45 Broadway, 17th Floor New York, NY 10006 212-599-3322

Approximate date of commencement of proposed sale: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-270741

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the registration statement on Form F-1 (File No. 333-270741) initially filed by CCSC Technology International Holdings Limited (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) on March 22, 2023 (the “Prior Registration Statement”), which was declared effective by the Commission on December 28, 2023, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The Company is filing this registration statement for the sole purpose of increasing the offering amount. The additional securities that are being registered for sale are in an amount that represents no more than 20% of the maximum aggregate principal amount set forth in the Prior Registration Statement. The required opinions of counsel and related consents and accountant’s consents are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this registration statement.

The required opinions and consents are listed on an Exhibit Index attached hereto.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the Ordinary Shares being registered
23.1	Consent of Friedman LLP, an independent registered public accounting firm
23.2	Consent of Macum Asia CPAs LLP, an independent registered public accounting firm
23.3	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1	Powers of Attorney (included on signature page)
107	Filing Fee Table

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on January 17, 2024.

CCSC Technology International Holdings Limited

By:	/s/ Kung Lok Chiu
Kung Lok Chiu
Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kung Lok Chiu as attorneys-in-fact with full power of substitution for him or her in any and all capacities to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended, or the Securities Act, and any rules, regulations and requirements of the U.S. Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant, or the Shares, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1, or the Registration Statement, to be filed with the U.S. Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on January 17, 2024.

Signature	Title

/s/ Kung Lok Chiu	Chief Executive Officer and Director
Name: Kung Lok Chiu	(principal executive officer)

/s/ Chee Hui Law	Chief Financial Officer
Name: Chee Hui Law	(principal financial and accounting officer)

/s/ Chi Sing Chiu	Director and Chairman of the Board of Directors
Name: Chi Sing Chiu

/s/ Sin Ting Chiu	Director
Name: Sin Ting Chiu

/s/ Wai Chun Tsang	Director
Name: Wai Chun Tsang

/s/ Tsz Fai Shiu	Director
Name: Tsz Fai Shiu

/s/ Kenneth Wang	Director
Name: Kenneth Wang

/s/ Pak Keung Chan	Director
Name: Pak Keung Chan

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of CCSC Technology International Holdings Limited, has signed this registration statement or amendment thereto in New York, NY on January 17, 2024.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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